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                                                                     Exhibit 8.1

                                              October 1, 2004

KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201

Ladies and Gentlemen:

      We have acted as U.S. federal tax counsel to KeySpan Corporation, a New York State Corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), in respect of Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Units, Stock Purchase Contracts, Warrants and Warrant Units to be offered by the Company, and Trust Preferred Securities to be offered by KeySpan Trust I, KeySpan Trust II and KeySpan Trust III.

      We have examined the Registration Statement dated October 1, 2004, including the prospectus that forms a part thereof. In addition, we have examined such other documents, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as drafts or as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

      Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, it is our opinion that the statements made in the Registration Statement under the caption "United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and

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regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

      We do not express any opinion herein concerning any law other than the federal tax law of the United States.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings "United States Federal Income Tax Consequences" and "Legal Opinions" in the prospectus that forms a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Simpson Thacher & Bartlett LLP

                                        SIMPSON THACHER & BARTLETT LLP